EXHIBIT 4.8


                          CERTIFICATE OF TRUST

     The undersigned, the trustees of Equitable of Iowa Companies Capital Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

     1. The name of the business trust being formed hereby (the "Trust") is "Equitable of Iowa Companies Capital Trust."

     2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                         First Chicago Delaware, Inc.
                         c/o FCC National Bank
                         300 King Street
                         Wilmington, Delaware  19801

     3. This Certificate of Trust shall be effective as of the date of filing with the office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date written below.

Dated:  March 19, 1996


/s/ Fred S. Hubbell                THE FIRST NATIONAL BANK OF CHICAGO,
Fred S. Hubbell, Trustee           as Trustee

                                   By:  /s/ R. D. Manella
/s/ Paul E. Larson                  Name:  R. D. Manella
Paul E. Larson, Trustee             Title: Vice President


/s/ John A. Merriman               FIRST CHICAGO DELAWARE, INC.,
John A. Merriman, Trustee          as Trustee

                                   By:   /s/ L. Dillard
                                    Name:  L. Dillard
                                    Title: Vice President